UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2025

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 Third Avenue
27th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 507-5710

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2025, Staffing 360 Solutions, Inc. (the “Company”) entered into that certain Conversion Agreement and Waiver (the “Conversion Agreement”) with Jackson Investment Group, LLC (“Jackson”). Pursuant to the Conversion Agreement and in connection with the transactions to be consummated pursuant to that certain Agreement and Plan of Merger, dated as of November 1, 2024 (as amended, the “Merger Agreement”), by and among the Company, Atlantic International Corp. (“Atlantic”) and A36 Merger Sub Inc., the Company and Jackson have agreed to (i) convert all outstanding principal of (a) that certain Third Amended and Restated 12% Senior Secured Note, dated as of October 27, 2022, as amended (the “2022 Jackson Note”), and (b) that certain 12% Senior Secured Promissory Note, dated as of August 30, 2023 (the “2023 Jackson Note” and together with the 2022 Jackson Note, the “Jackson Notes”) into an aggregate of 5,600,000 shares of newly designated Series I Preferred Stock of the Company (the “Series I Preferred Stock”), which each such share of Series I Preferred Stock to be converted into Merger Consideration (as defined in the Merger Agreement) as provided for pursuant to the terms and conditions of the Merger Agreement and (ii) waive all aggregate accrued and unpaid interest as related to the Jackson Notes.

Additionally, pursuant to the Conversion Agreement, if the average of the last closing price of Atlantic’s common stock, par value $0.00001 per share (the “Atlantic Common Stock”) (as reported on the Nasdaq Stock Market LLC) over the five (5) trading days immediately preceding the date of the closing of the transactions contemplated by the Merger Agreement (the “Average Closing Price”) is below $5.00, then Atlantic shall issue to Jackson such number of additional shares of Atlantic Common Stock equal to (i) 5,600,000 multiplied by the quotient of $5.00 and the Average Closing Price, minus (ii) 5,600,000 (the “Pro Rata Shares”), which such Pro Rata Shares, if issued, shall be subject to a certain lock-up period.

The foregoing description of the Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Conversion Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Conversion Agreement and Waiver, dated January 22, 2025, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2025	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer